EX-99.j

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on

Form N-1A (the “Registration Statement”) of our reports dated August 26, 2019 relating the financial statements and financial highlights appearing in the June 30, 2019 Annual Report to Shareholders of AGFIQ U.S. Market Neutral Momentum Fund, AGFIQ U.S. Market Neutral Value Fund, AGFIQ U.S. Market Neutral Size Fund, AGFIQ U.S. Market Neutral Anti-Beta Fund, AGFIQ Hedged Dividend Income Fund, AGFIQ Global Infrastructure Fund, AGFIQ Dynamic Hedged U.S. Equity ETF and AGF Global Sustainable Growth Equity Fund, portfolios comprising part of FQF Trust, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights,” “Financial Statements” and “Independent Registered Public Accounting Firm” in such Registration Statement.

PricewaterhouseCoopers LLP

Boston, Massachusetts

October 25, 2019